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FRONTIER INSURANCE GROUP, INC.          1996 FORM 10-K             EXHIBIT 22(a)




                        LIST OF REGISTRANTS SUBSIDIARIES


The following is a list of Registrant's subsidiaries, all of which are wholly-owned.


                                                     State of Jurisdiction
                Name                                   and Incorporation
------------------------------------------           ----------------------


Frontier Insurance Company                                  New York


Medical Professional Liability Agency, Ltd.                 New York


Pioneer Claim Management, Inc.                              New York


Frontier Pacific Insurance Company                         California


Spencer Douglass Insurance Associates                      California


United Capitol Holding Company                              Delaware


United Capitol Insurance Company                            Wisconsin


Olympic Underwriting Managers, Inc.                          Georgia


Fischer Underwriting Group, Inc.                           New Jersey


Regency Financial Corporation                               Delaware


Regency Insurance Company                                North Carolina


Emrol Installment Premium Discount, Inc.                 North Carolina

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